EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Experts" in the Registration Statement (Form F-3) and related Prospectus of e-SIM Ltd. for the registration of 19,342,004 shares of its ordinary shares and to the incorporation by reference therein of our report dated March 15, 2004 with respect to the consolidated financial statements and schedule of e-SIM Ltd. included in its Annual Report (Form 20-F) for the year ended January 31, 2004, filed with the Securities and Exchange Commission.

                                              /s/ Kost Forer Gabbay & KASIERER
                                              --------------------------------
                                              Kost Forer Gabbay & Kasierer
                                              Member of Ernst & Young Global

Tel Aviv, Israel, July 30, 2004